UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2021

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange
7.00% Series A Preferred Stock, par value $0.01 per share	ARES.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

On May 20, 2021, Ares Management Corporation (“Ares” or the “Company”) agreed that in connection with the Transaction (as defined below), Ares Holdings L.P. (“Buyer”), a subsidiary of Ares, will deliver up to an aggregate of approximately 3,496,353 operating group units of Buyer (“OGUs”), in addition to cash consideration, at the closing of the Transaction (the “Closing”), subject to certain adjustments. In addition, in connection with the Transaction, subject to the achievement of certain revenue milestones following the Closing (the “Earnout”), a subsidiary of the Company agreed to deliver up to $137.5 million of additional OGUs or shares of Class A common stock, based on a volume weighted average price per share of the Company’s Class A Common Stock at such time, in addition to cash consideration. Assuming a full exchange of all outstanding OGUs, excluding the Earnout, for shares of Class A common stock of the Company (together with the OGUs and the total number shares of Class A common stock and non-voting common stock of the Company outstanding as of May 19, 2021, “Total Equity”), the OGUs to be issued at the closing of the Transaction are expected to represent approximately 1% of the outstanding Total Equity as of May 19, 2021.

The OGUs will be issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, in partial consideration for the sellers’ equity interests in Black Creek Group’s U.S. real estate investment advisory and distribution business (collectively with its subsidiaries, “Black Creek”).

Item 7.01 Regulation FD Disclosure.

On May 20, 2021, Buyer entered into a definitive agreement to acquire Black Creek (the “Transaction”). The agreement relating to the Transaction contains customary representations, warranties and agreements by the parties and termination provisions. The Transaction is subject to customary closing conditions, and is expected to close in the third quarter of 2021.

On May 20, 2021, the Company issued a press release announcing the Transaction. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

On May 20, 2021, Ares issued an investor presentation discussing the Transaction. Among other things, the investor presentation discloses that inclusive of the Landmark Partners, LLC and Black Creek acquisitions, Ares expects its fee related earnings and its dividends per share of Class A common stock to increase 20% or more per year in the coming years. The materials used in connection with such presentation have been posted on the Company’s website under the heading “Investor Resources-Events and Presentations - Ares Management Agrees to Acquire Black Creek Group,” posted May 20, 2021 http://www.ares-ir.com/news-events-presentations/events-and-presentations/default.aspx. The information disclosed under this Item 7.01, including Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The disclosure set forth in the first paragraph of Item 7.01 of this Form 8-K is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the Company’s ability to consummate the acquisition of Black Creek by a wholly-owned subsidiary of the Company and to effectively integrate the acquired business into the Company’s operations to achieve the expected benefits therefrom. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

99.1	Press Release of Ares Management Corporation, dated May 20, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Dated: May 20, 2021

	By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	General Counsel and Secretary

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